UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 21, 2017

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2017, subsidiaries of the Company Carbo Ceramics (Mauritius) Inc. and Carbo LLC (together, the “Sellers”) entered into a Share Purchase Agreement with Petro Welt Technologies AG and PeWeTe Evolution Limited (together, the “Purchasers”) to sell the Company’s Russian proppant business.

Under the Terms of the Share Purchase Agreement, the Purchasers will pay an aggregate purchase price of $22,000,000 (subject to certain net working capital and net debt purchase price adjustments) for all of the shares of CARBO Ceramics Cyprus Limited held by the Sellers. The Share Purchase Agreement contains certain customary warranties (the “Warranties”) and certain customary covenants. The Share Purchase Agreement also provides that the Sellers’ liability to the Purchasers for losses stemming from breaches of the Sellers’ Warranties will be capped at certain agreed levels and in no case more than the purchase price, and subject to a minimum deductible.

The transaction is subject to customary local regulatory approval and satisfaction of other customary closing conditions and is expected to close during the third quarter of 2017.

The foregoing description of the Share Purchase Agreement and the transactions contemplated does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement itself. A copy of the Share Purchase Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, expected to be filed on the date hereof.

A copy of the press release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The following information, including the Exhibit to this Form 8-K, is being furnished pursuant to Item 2.02 — Results of Operations and Financial Condition of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements.

On July 27, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing second quarter 2017 earnings.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the matters described under Item 1.01, which description is incorporated herein by reference, the Company estimates costs associated with the sale of the Company’s Russian proppant business to be approximately seven percent of the aggregate purchase price.  These costs are expected to include, but are not limited to, outside experts and other transaction related costs.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated July 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: July 27, 2017
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 27, 2017.